Exhibit 99.1

SELECT INTERIOR CONCEPTS ANNOUNCES APPOINTMENT OF J. DAVID SMITH AS CHAIRMAN OF ITS BOARD

ATLANTA, Georgia--(BUSINESS WIRE)--February 7, 2019-- Select Interior Concepts, Inc. (Select Interior Concepts or the company) (NASDAQ: SIC), a diversified building products and services company focused on home interior products, today announced the appointment of J. David Smith as Chairman of its Board of Directors, replacing Christopher Zugaro, who is resigning his roles as Chairman and as Director to focus on his other business interests.

Mr. Smith has extensive operating and management experience in private and public international metals and building products companies, as well as extensive experience on the boards of directors of numerous public and private companies. Mr. Smith has served as the Chairman of the Board of directors at Siamons International, Inc. since 2008, and as a member of the boards of directors of Commercial Metals Company since 2004, GMS, Inc. since 2014, and both Henry Company and BlueLinx Holdings Inc. since 2017. Mr. Smith served as President of Alumax Fabricated Products, Inc. and as an officer of Alumax, Inc. from 1989 to 1996. Mr. Smith held the positions of Chief Executive Officer and President of Euramax International, Inc. beginning in 1996 and also served as the Chairman of its board of directors from 2002 until his retirement in 2008. Mr. Smith served as a director of Nortek, Inc., from February 2010 to August 2016, and was appointed to serve as the Chairman of the Nortek's board of directors in April 2012. Mr. Smith also served as member of the board of directors of DiversiTech, Inc. until 2015 and both Houghton International Inc. and Air Distribution Technologies, Inc. until 2014. Mr. Smith received a B.A. from Gettysburg College.

“David’s experience is an ideal complement to the diverse expertise of our board and we are enthusiastic about the enhanced business potential derived from his uniquely relevant skills and network,” said Tyrone Johnson, Select Interior Concepts’s CEO.

Mr. Zugaro has served on the Board of Directors since August 2014 and as Chairman of the Board since November 2017.

"We would like to thank Chris for his invaluable leadership during his tenure on our Board of Directors," said Johnson. "He was instrumental in the growth and success of Select Interior Concepts. We wish him well as he returns his focus to his private equity responsibilities at Trive Capital.”

Select Interior Concepts also announced today that it is relocating its corporate headquarters to Atlanta, Georgia from Anaheim, California in February, 2019.  The company’s new headquarters location will be within the Galleria office complex.  The new location will serve as the primary location for the executive team and corporate staff.  Commenting on the move, Johnson said “Atlanta’s relatively low cost of living, direct flight options, and highly skilled workforce, makes it an ideal headquarters location as we continue to grow the business.”

About Select Interior Concepts

Select Interior Concepts is a diversified building products and services company focused on interior products. It has two operating subsidiaries and segments doing business as Residential Design Services and Architectural Surfaces Group, with an overall focus of offering a broad range of design-oriented products including flooring, countertops, cabinets, and other highly desirable and customizable high-end interior products. For more information, visit: http://www.selectinteriorconcepts.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors that may cause the Company’s actual results, level of activity, performance, or achievement or benefits to be materially different from the results or plans expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors may include those discussed and described in the Company’s final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act, as amended, filed with the U.S. Securities and Exchange Commission on August 16, 2018 (Registration No. 333-226101) under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the other reports filed subsequently by the Company with the SEC. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Media Inquiries

Janelle Joseph

(646) 818-1115

Pro-select@prosek.com

Investor Relations:

Rodny Nacier

(470) 548-7370

IR@selectinteriorconcepts.com